Exhibit 99.1

Werner Enterprises Acquires Elite Regional Truckload Carriers ECM Transport Group

•Expands terminal, fleet and driver footprint in the strategic Mid-Atlantic, Ohio and Northeast regions
•Boosts fleet by more than 6%; increases coverage for regional short-haul freight in these geographic markets
•Combines similar customer-centric cultures, both Werner and ECM are focused on the highest standards of safety and on-time service
•ECM achieved 2020 revenues of $108 million, with an operating margin of 19.8%; expected to be accretive to adjusted EPS in year one

OMAHA, Neb., July 1, 2021 -- Werner Enterprises, Inc. (Nasdaq: WERN), one of the nation’s largest transportation and logistics companies, today announced it has signed a definitive agreement and closed on the acquisition of an 80% equity ownership stake in ECM Transport Group (“ECM”) for a purchase price of $142.4 million and retains an exclusive option to buy the remaining 20% of ECM Transport Group after a period of five years. With 2020 revenues of $108 million, ECM consists of ECM Transport and Motor Carrier Services of Pennsylvania who are elite regional truckload carriers that operate nearly 500 trucks and 2,000 trailers in their network of 8 terminals and 18 drop yard facilities.

“The addition of ECM’s skilled drivers, non-driver associates and terminal network strengthens our portfolio by adding short-haul expertise in a segment in which consumer demand and supply chain needs are growing,” said Derek Leathers, Chairman, President and Chief Executive Officer. “This transaction delivers on our ‘5 Ts + S’ strategy and will position us for further growth as we capitalize on positive market dynamics for the remainder of 2021 and beyond. We expect this transaction to be accretive in year one and anticipate cost synergies through integrated management of our combined fleet.”

Strategic and Financial Benefits

Expands footprint in the strategic Mid-Atlantic, Ohio and Northeast regions
•Complementary to Werner’s existing terminal footprint
•Increased exposure to the 200 to 300 mile length of haul segment, in support of expected continued demand growth

Adds high-quality talent and increases Werner’s fleet size by over 6%
•Addition of over 500 highly-skilled, tenured drivers in a constrained labor market
•Fleet of nearly 500 trucks and 2,000 trailers
•Extremely low driver turnover
•Synergies expected through combined management of fleet

Werner Enterprises, Inc. - Release of July 1, 2021

Combines similar cultures focused on safety and customer service excellence
•Highest standards of driver training and safe operations
•Continuous investment in technology and IT infrastructure to enhance on-time delivery performance
•Shared values of picking winning customers with high expectations, establishing long-term mutual service and revenue objectives, and delivering best-in-class performance to stabilize volume and minimize churn
•Existing ECM leadership (including founder and President Ed Meier), drivers and non-driver associates will remain in place and we are retaining the ECM brand to ensure smooth integration and high driver retention
•ECM will operate as a standalone business unit within Werner and their financial results will be reported in Werner’s One-Way Truckload unit within Truckload Transportation Services

Leathers continued, “Both companies believe deeply that our professional drivers are the backbone of our organizations. We look forward to welcoming the ECM team and working together to create additional value for our customers and shareholders.”

“We are excited to join the Werner team and look forward to continued growth as we leverage our collective strengths to serve our existing and new customers at even higher levels. We are standing by our existing customers and will continue to provide them with excellent service. Werner shares our passion for delivering value and continually creating personal and professional opportunities for our accomplished team of professional drivers and non-driver associates,” said Ed Meier, President of ECM.

Transaction Financing and Terms

Werner financed the transaction through a combination of cash on hand, existing credit facilities and a new $100 million fixed-rate term loan maturing in May 2024 with BMO Harris Bank N.A., one of Werner’s two lead banks. Closing for the acquisition was completed today. The remaining 20% ownership interest in ECM Transport Group will be retained by Ed Meier, founder and President of ECM. As previously mentioned, Werner Enterprises retains an exclusive option to buy the remaining 20% of ECM Transport Group after a period of five years.

Conference Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss the acquisition Friday July 2, 2021 beginning at 8:00 a.m. CT. The news release, live webcast of the conference call, and accompanying slide presentation will be available at www.werner.com in the “Investors” section under “News & Events” and then “Webcasts & Presentations.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call. A replay of the conference call will be available on July 2, 2021 in the evening through August 2, 2021 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 10158045. A replay of the webcast will also be available at www.werner.com in the “Investors” section under “News & Events” and then “Webcasts & Presentations.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2020 revenues of $2.4 billion, an industry-leading modern truck and trailer fleet, nearly 13,000 talented associates and our innovative Werner Edge technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

Werner Enterprises, Inc. - Release of July 1, 2021

About ECM Transport Group

ECM Transport Group (“ECM”), consists of ECM Transport, with approximately 450 trucks and headquartered in Cheswick, PA, and Motor Carrier Services of Pennsylvania, headquartered in Northwood, Ohio with approximately 50 trucks. They have been providing truckload services for over 30 years. Initially founded as a traditional truckload carrier, ECM has diversified itself as a transportation solutions provider and technology innovator, committed to delivering unique, high-value and customized solutions to its customers. ECM has a network of 8 terminals and 18 drop yards throughout the Mid-Atlantic, Ohio and Northeast regions.

Advisors

Koley Jessen P.C., L.L.O. served as legal counsel to Werner Enterprises. Saul Ewing Arnstein & Lehr LLP served as counsel to ECM Transport Group.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended March 31, 2021.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.